                                   EXHIBIT 3.1

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           CASA OLE RESTAURANTS, INC.

                                    ---oOo---


         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its articles of incorporation:


                                   ARTICLE ONE


         The name of the corporation is CASA OLE RESTAURANTS, INC.


                                   ARTICLE TWO

         The amendment to the articles of incorporation was adopted by the shareholders of CASA OLE RESTAURANTS, INC. at the annual Meeting of the Shareholders of the corporation on May 18, 1999. The amendment changes article one of the original articles of incorporation, which shall read in its entirety as follows:

         "The name of the corporation is Mexican Restaurants, Inc."


                                  ARTICLE THREE


         The number of shares of the corporation outstanding at the time of such adoption was 3,597,705 and the number entitled to vote therein was 3,597,705 shares of the corporation's common stock.


                                  ARTICLE FOUR

         The number of shares voted in favor of the amendment to the articles of incorporation was 3,264,379 and the number of shares voted against the amendment to the articles of incorporation was 2,401.



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         IN WITNESS WHEREOF, the undersigned Corporation has caused its duly authorized officers to execute this Amendment this 21st day of May, 1999.



                              CASA OLE RESTAURANTS, INC.


                              By: /s/ ANDREW J. DENNARD
                                  ------------------------------------
                              Name: Andrew J. Dennard
                                    -------------------------------------------
                              Title: Vice President & Chief Financial Officer
                                     ------------------------------------------

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                            ARTICLES OF INCORPORATION                    [STAMP]

                                       OF


                           CASA OLE RESTAURANTS, INC.

                                    ---oOo--


                                   ARTICLE ONE

     The name of the corporation is CASA OLE RESTAURANTS, INC.

                                   ARTICLE TWO

     The period of duration of the corporation is perpetual.

                                  ARTICLE THREE

     The purpose for which the corporation is organized is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

     Authorized Shares. The aggregate number of shares of capital stock that the corporation shall have authority to issue is twenty-one million (21,000,000) shares, of which twenty million (20,000,000) shares shall be designated as "Common Stock," $.01 par value per share, and one million (1,000,000) shares shall be designated as "Preferred Stock," $.01 par value per share.

     Common Stock

     1. Dividends. Subject to the preferential rights, if any, of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation that are by law available therefor, dividends payable either in cash, in property, or in shares of Common Stock or other securities of the corporation.

     2. Voting Rights. At every annual or special meeting of shareholders of the corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in such holder's name on the books of the corporation.

     3. Priority of Preferred Stock. All of the Common Stock is subject to all the powers, rights, privileges, preferences, and priorities of the Preferred Stock as




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          may be stated herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any class or series of Preferred Stock, in accordance with the authority expressly granted to and vested in it by the provisions of this ARTICLE FOUR.

     4. Liquidation, Dissolution, or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation and of the preferential amounts, if any, to which the holders of Preferred Stock may be entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the corporation.

     5. Preferred Stock. The Board of Directors is hereby authorized to establish, from time to time by resolution or resolutions, one or more classes or series of Preferred Stock and to fix and determine the designations, preferences, limitations, and relative rights, if any, including voting rights, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series and to increase or decrease the number of shares of any such class or series to the extent permitted by the Texas Business Corporation Act, as amended from time to time.

                                     ARTICLE FIVE

     The corporation will not commence business until it has received consideration of the value of at least One Thousand Dollars ($1,000), consisting of money, labor done, or property actually received for the issuance of shares.

                                   ARTICLE SIX

     The street address of the registered office of the corporation is 811 Dallas Avenue, Houston, Texas 77002, and the name of its registered agent at such address is CT System.

                                 ARTICLE SEVEN

     The number of directors constituting the Board of Directors shall be fixed in the manner provided in the bylaws of the corporation. The initial Board of Directors shall consist of five (5) directors, and the name and address of each person who is serving as an initial director of the corporation until the first annual meeting of the shareholders and until such person's successor is duly elected and qualified are as follows:



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


              Name                                        Address
              ----                                        -------

Louis P. Neeb                                        6914 Hillpark Drive
                                                     Dallas, TX 75230

Larry N. Forehand                                    1135 Edgebrook
                                                     Houston, TX 77034-1899

Patrick A. Morris                                    1135 Edgebrook
                                                     Houston, TX 77034-1899

John Textor                                          Phillips Point-West Tower
                                                     777 South Flagler Drive
                                                     Suite #800
                                                     West Palm Beach, FL 33401

Michael D. Domec                                     1135 Edgebrook
                                                     Houston, TX 77034-1899


     Commencing with the first annual meeting of shareholders, the directors shall be divided into three classes, designated Class I, Class II, and Class
III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the extra directors shall be a member of Class III and the other shall be a member of Class II. The term of office of directors elected to each class at the first annual meeting of shareholders shall expire as follows: Class I shall expire at the 1997 annual meeting of shareholders, Class II shall expire at the 1998 annual meeting of shareholders, Class III shall expire at the 1999 annual meeting of shareholders. At each annual meeting of shareholders following the first annual meeting of shareholders, directors shall be elected to succeed those directors whose terms expire at such meeting, and the directors elected at such meeting shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election. All directors shall hold office until the annual meeting of shareholders for the year in which their term expires and until their successors are duly elected and qualified or until their earlier death, resignation, disqualification, or removal.



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                                  ARTICLE EIGHT

     No shareholder shall have, as a shareholder of the corporation, any preemptive right to acquire any additional, unissued, or treasury shares of any class of stock of the corporation, whether now or hereafter authorized, or any other securities convertible into or carrying any right to subscribe to or acquire shares of any class of stock of the corporation.

                                  ARTICLE NINE

     Cumulative voting in the election of directors or otherwise is hereby expressly prohibited.

                                  ARTICLE TEN

     Any action required or permitted by law to be taken at any annual, regular, or special meeting of shareholders may be taken only upon the vote of the shareholders at an annual, regular, or special meeting duly called or by consent or consents in writing, setting forth the action so taken, signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent.

                                 ARTICLE ELEVEN

     Special meetings of the shareholders may be called at any time only by the Board of Directors, the Chief Executive Officer, the corporation's President, or the holders of not less than 33-1/3% of the shares entitled to vote at the proposed special meeting.

                                 ARTICLE TWELVE

     The corporation shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (a) is or was a director or officer of the corporation or (b) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may grant indemnification to a person serving in such capacity under the Texas Business Corporation Act, as the same exists or may hereafter be amended.

     Such right shall be a contract right and shall include the right to be paid by the corporation for all expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Texas Business Corporation Act, as



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the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Texas Business Corporation Act, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.

     The corporation additionally may indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                                ARTICLE THIRTEEN

     A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this ARTICLE THIRTEEN does not eliminate or limit the liability of a director to the extent the director is found liable for:

          (a) a breach of the director's duty of loyalty to the corporation or its shareholders;

          (b) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or, omission, that involves intentional misconduct or a knowing violation of the law;

          (c) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or



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          (d) an act or omission for which the liability of a director Is expressly provided by an applicable statute.

     Neither the amendment nor repeal of this ARTICLE THIRTEEN nor the adoption of any provision of these Articles of Incorporation inconsistent with this ARTICLE THIRTEEN shall eliminate or reduce the effect of this ARTICLE THIRTEEN in respect of any matter occurring, or any cause of action, suit or claim that but for this ARTICLE THIRTEEN would accrue or arise, prior to such amendment, repeal, or adoption of any inconsistent provision. If the Texas Business Corporation Act or the Texas Miscellaneous Corporation Laws Act or any successor acts to either of such acts is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by to Texas Business Corporation Act or the Texas Miscellaneous Corporation Laws Act or any successor acts to either of such acts, as so amended from time to time.

                                ARTICLE FOURTEEN

     Incorporator. The name and address of the incorporator are Elizabeth Baier, 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201-6776.

     IN WITNESS WHEREOF, I have hereunto set my hand this 15th day of February,
                                                          ----
1996.


                                           /s/ ELIZABETH BAIER
                                           -------------------------------------
                                           Elizabeth Baier, Incorporator



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                              STATEMENT OF CONSENT
                                       OF
                                 CASA OLE, INC.

To:  The Secretary of State of Texas:

     On behalf of Casa Ole, Inc., a Texas corporation, the undersigned hereby gives to Casa Ole Restaurants, Inc., an affiliated entity, unequivocal consent to use such name in connection with any and all activities conducted by it in the State of Texas and consents to the use of such name in the Articles of Incorporation that Casa Ole Restaurants, Inc. plans to file with the Secretary of State of Texas.

     EXECUTED as of the 15th day of February, 1996.

                                              CASA OLE, INC.

                                              By: /s/ LARRY N. FOREHAND
                                                  ------------------------------
                                                  Larry N. Forehand, President